[Davy                                             Davy Corporate Finance Limited
STOCKBROKERS logo]
                                                  Davy House
                                                  49 Dawson Street
                                                  Dublin 2, Ireland

                                                  Telephone: +353 1 879 6363
                                                  Fax: +353 1 679 6366
                                                  Email:  dcf@davy.ie
                                                  Website:  www.davy.ie




The Directors
Riverdeep plc
3rd Floor
Upper Hatch Street
Styne House
Dublin 2



3 February, 2003




Dear Sirs

With regard to the Offer Document dated 3 February, 2003 to be issued on behalf of Hertal Acquisitions plc, to the shareholders of Riverdeep Group plc, we hereby consent to the issue of this document with the references to Davy Corporate Finance Limited included therein in the form and context in which they appear.


Yours faithfully


/s/ Hugh McCutcheon
Hugh McCutcheon

Director